GUARANTEE

A.
Alan Aaron (the “Creditor”) has agreed, by a promissory note dated September 3, 2013, to lend to Naked Brand Group Inc. (the “Borrower”) the sum of ONE HUNDRED AND FIFTY THOUSAND ($150,000.00) DOLLARS (USD) (herein called the "Loan") together with a one-time interest rate charge of fifteen (15%) percent.

B.	The Borrower will use the Loan to finance acquisition of clothing inventory.

C.
Alex McAulay (the “Guarantor”) acknowledges that the advance of the Loan by the Creditor to the Borrower is of benefit to the Guarantor and has been requested of the Creditor by the Guarantor and is sufficient consideration in and of itself for the guarantee hereby given to the Creditor by the Guarantor.

For One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with the Creditor as follows:

1.             GUARANTEE

The Guarantor hereby agrees to perform all the obligations the Borrower under the promissory note dated September 3, 2013 in favour of the Creditor in the amount of ONE HUNDERED AND FIFTY THOUSAND ($150,000.00) DOLLARS and guarantees payment to the Creditor, and its successors and assigns, of all present and future debts and liabilities, direct or indirect, absolute or contingent, matured or not, now or any time and from time to time hereafter due or owing to the Creditor by the Borrower under the terms of the Loan (collectively, the “Obligations”)

2.             PLEDGED SECURITY

The Guarantor shall pledge his 967,288 shares of common stock of the Borrower to the Creditor as security for this Guarantee.

3.             DEALING WITH SECURITY

The loss of or failure to obtain, perfect, or maintain any security held by the Guarantor, whether occasioned through the fault of the Creditor or otherwise, shall not discharge, limit, or lessen the liability of the Guarantor hereunder.

4.             NOTICE

Any notice, demand, direction or other communication required or permitted to be given under this Guarantee shall be effectually made or given if delivered by prepaid private courier or by facsimile transmission to the address of each party set out below:

To the Guarantor:	Alex McAulay #2 – 34346 Manufactures Way Abbotsford, BC V2S 7M1

To the Creditor:	Alan Aaron

or to such other address or facsimile number as either party may designate in the manner set out above.  Any notice, demand, direction or other communication shall be deemed to have been given and received on the day of prepaid private courier delivery or facsimile transmission

5.            TERMINATION

This Guarantee shall terminate upon maturity of the Loan and upon satisfaction of all Obligations of the Borrower to the Creditor.

EXECUTED BY THE GUARANTOR this 3rd day	)
of September, 2013 in the present of:	)
)
_________________________________________	)	/s/ Alex McAulay
Name	)	Alex McAulay
)
_________________________________________	)
Address	)
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_________________________________________	)
Occupation